March 30, 2011
Moore, Oklahoma
THIS NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW (COLLECTIVELY, THE "SECURITIES LAWS"), AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS IT (I) IS REGISTERED OR QUALIFIED UNDER ALL APPLICABLE SECURITIES LAWS OR (II) IS EXEMPT FROM REGISTRATION OR QUALIFICATION UNDER SUCH LAWS AND THE ISSUER IS PROVIDED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.
PROMISSORY NOTE
FOR VALUE RECEIVED, Vaughan Foods, Inc., an Oklahoma corporation (“Debtor”), promises to pay to Apollo Biz Solutions, LLC., (“Lender”), at the offices of the Debtor, on the dates listed in Schedule A (the “Maturity Dates”) the principal sum of SEVEN HUNDRED FIFTY EIGHT THOUSAND, TWO HUNDRED FIVE DOLLARS ($758,205.00), together with interest thereon at the rate of five and one-half percent (5.5%) per annum, compounded weekly.
If this Note, or any payment hereunder, falls due on a Saturday, Sunday or a day that is a public holiday in the State of Oklahoma, this Note shall become due or such payment hereunder, shall be made on the next succeeding business day and such additional time shall be included in the computation of any interest payable hereunder.
Debtor may at its option prepay all or any part of the unpaid principal amount of this Note and accrued interest thereon, without premium or penalty. Any partial prepayment shall be applied first to interest and the remaining balance of such payment, if any, to principal. If any provision of this Note would require Debtor to pay interest hereon at a rate exceeding the highest rate allowed by applicable law, Debtor shall instead pay interest under this Note at the highest rate permitted by applicable law.
This Note and the indebtedness evidenced thereby is and shall be junior and subordinate in all respects to the payment of all indebtedness of the Debtor for borrowed money, including without limitation, indebtedness evidenced by that certain Loan And Security Agreement entered into as of March 6, 2009, by and between Peninsula Bank Business Funding, a division of The Private Bank of the Peninsula (“Bank”) and Vaughan Foods, Inc. and Wild About Food - Oklahoma LLC., and related loan agreements, as the same may be renewed, amended or extended after the date hereof.
IN WITNESS WHEREOF, Debtor has executed this Promissory Note as of the date first above written. The effective date of this Note is December 31, 2010.
Vaughan Foods, Inc. (“Debtor”)
/s/ Gene P. Jones
By: Gene P. Jones
Secretary, Treasurer and Chief Financial Officer

Agreed:
Apollo Biz Solutions, LLC
/s/ Jim Underwood
By: Jim Underwood
Managing Partner & Chief Architect